                                                                       EXHIBIT D

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES
                              ROLLFORWARD OF EQUITY
                     FOR THE QUARTER ENDED DECEMBER 31, 2003
                                 (IN THOUSANDS)

                                           BEGINNING
                                            BALANCE     INCOME FROM              LOSS FROM
                                           SEPTEMBER    CONTINUING              DISCONTINUED
                                            30, 2003    OPERATIONS   DIVIDENDS   OPERATIONS
                                          ------------  -----------  ---------  ------------
SHAREHOLDERS' EQUITY
 Common stock                             $     3,060   $         -  $      -   $         -
 Additional paid-in capital                 2,868,485             -         -             -
 Unearned ESOP stock                           (9,542)            -         -             -
 Retained earnings (deficit)                 (751,135)       72,240   (19,185)       (1,953)
 Net deferred loss from cash flow hedge       (77,447)            -         -             -
 Benefits - minimum liability adjustment     (419,909)            -         -             -
                                          -----------   -----------  --------   -----------
    TOTAL SHAREHOLDERS' EQUITY            $ 1,613,512   $    72,240  $(19,185)  $    (1,953)
                                          ===========   ===========  ========   ===========


                                                                        OTHER
                                                                     CHANGES IN
                                                                       STOCK-
                                                                    ISSUANCES OF
                                                      NET DEFERRED  STOCK RELATED     ENDING
                                          CHANGES IN   GAIN FROM     TO BENEFIT      BALANCE
                                           BENEFITS    CASH FLOW     AND INVEST-   DECEMBER 31,
                                           LIABILITY     HEDGES      MENT PLANS        2003
                                          ----------  ------------  -------------  ------------
SHAREHOLDERS' EQUITY
 Common stock                             $        -   $        -   $         3    $     3,063
 Additional paid-in capital                        -            -           (69)     2,868,416
 Unearned ESOP stock                               -            -         6,700         (2,842)
 Retained earnings (deficit)                       -            -             -       (700,033)
 Net deferred loss from cash flow hedge            -       42,013             -        (35,434)
 Benefits - minimum liability adjustment      47,296            -             -       (372,613)
                                          ----------   ----------   -----------    -----------
    TOTAL SHAREHOLDERS' EQUITY            $   47,296   $   42,013   $     6,634    $ 1,760,557
                                          ==========   ==========   ===========    ===========

                                                                       EXHIBIT D

              CENTERPOINT ENERGY RESOURCES CORP. AND SUBSIDIARIES
                              ROLLFORWARD OF EQUITY
                     FOR THE QUARTER ENDED DECEMBER 31, 2003
                                 (IN THOUSANDS)

                                           BEGINNING                                 ENDING
                                            BALANCE                     OTHER        BALANCE
                                           SEPTEMBER                COMPREHENSIVE  DECEMBER 31,
                                           30, 2003     NET INCOME     INCOME          2003
                                          ------------  ----------  -------------  ------------
STOCKHOLDER'S EQUITY
  Common stock                            $         1   $        -   $         -   $          1
  Paid-in Capital                           1,985,254            -             -      1,985,254
  Retained earnings                           137,401       36,281             -        173,682
  Accumulated other comprehensive income       (4,130)           -        38,658         34,528
                                          -----------   ----------   -----------   ------------
     TOTAL STOCKHOLDER'S EQUITY           $ 2,118,526   $   36,281   $    38,658   $  2,193,465
                                          ===========   ==========   ===========   ============

                                                                       EXHIBIT D

           CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
                              ROLLFORWARD OF EQUITY
                     FOR THE QUARTER ENDED DECEMBER 31, 2003
                                 (IN THOUSANDS)

                                      BEGINNING                             ENDING
                                       BALANCE                              BALANCE
                                      SEPTEMBER                          DECEMBER 31,
                                      30, 2003   NET INCOME    OTHER         2003
-----------------------------------  ----------  ----------  ----------  ------------
MEMBER'S EQUITY
   Common Stock                      $        1  $       -   $       -   $          1
   Paid-in Capital                    2,200,401          -     (10,290)     2,190,111
   Retained earnings                    492,476     58,242           -        550,718
                                     ----------  ---------   ---------   ------------
      TOTAL MEMBER'S EQUITY          $2,692,878  $  58,242   $ (10,290)  $  2,740,830
                                     ==========  =========   =========   ============

                                                                       EXHIBIT D

                           TEXAS GENCO HOLDINGS, INC.
                              ROLLFORWARD OF EQUITY
                     FOR THE QUARTER ENDED DECEMBER 31, 2003
                                 (IN THOUSANDS)

                                   BEGINNING                                            ENDING
                                    BALANCE                                             BALANCE
                                   SEPTEMBER                                         DECEMBER 31,
                                   30, 2003    NET INCOME   DIVIDENDS   OTHER (A)        2003
                                  ----------   ----------   ---------   ----------   ------------
SHAREHOLDERS' EQUITY
  Common Stock                    $        1   $        -   $      -    $        -   $          1
  Paid-in Capital                  2,879,127            -          -        38,317      2,917,444
  Retained earnings                   89,267       46,449    (20,000)            -        115,716
                                  ----------   ----------   --------    ----------   ------------
     TOTAL SHAREHOLDERS' EQUITY   $2,968,395   $   46,449   $(20,000)   $   38,317   $  3,033,161
                                  ==========   ==========   ========    ==========   ============

(A) NET TRANSFERS FROM PARENT.                                                 -